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                                                                  EXHIBIT (a)(5)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)
                                      of
                        Homestead Village Incorporated

                                      at

                              $4.10 Net Per Share

                                      by

                          HSD Acquisition Corporation
                      an indirect wholly owned subsidiary
                                      of
                      Security Capital Group Incorporated

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 6, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    May 9, 2000

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer") in connection with the offer by HSD Acquisition Corporation, a Maryland corporation (the "Purchaser") and an indirect wholly owned subsidiary of Security Capital Group Incorporated, a Maryland corporation (the "Parent") to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), including the associated preferred share purchase rights (the "Rights"), of Homestead Village Incorporated, a Maryland corporation (the "Company"), (other than Common Stock and Rights owned by Security Capital and its subsidiaries) at a purchase price of $4.10 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Unless the context otherwise requires, all references to Shares shall include the associated Rights. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to EquiServe (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
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  We are the holder of record of shares held by us for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

      1. The tender price is $4.10 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

      2. The Offer is being made for all outstanding Shares.

      3. The Board of Directors of the Company has approved, by a unanimous vote of the directors (other than the two directors who abstained because of their positions with Parent), the Offer, the Merger (as defined below) and the Merger Agreement (as defined below) and determined that the terms of each are advisable, fair to, and in the best interests of, the Company and its Stockholders, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

      4. The offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 2, 2000 (the "Merger Agreement"), among the Company, Parent and the Purchaser pursuant to which, following the consummation of the Offer and in accordance with the Maryland General Corporation Law, and subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Parent.

      5. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to other terms and conditions described in the Offer to Purchase. See the Introduction and
  Section 12 of the Offer to Purchase.

      6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      7. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, June 6, 2000, unless the Offer is extended.

      8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in

                                       2
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  connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer of the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Chase Securities Inc. (the "Dealer Manager"), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                       3
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          Instructions with Respect to the Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Including the Associated Preferred Share Purchase Rights)
                                      of
                        Homestead Village Incorporated

                                      at

                              $4.10 Net Per Share

                                      by

                          HSD Acquisition Corporation
                      an indirect wholly owned subsidiary

                                      of

                      SECURITY CAPITAL GROUP INCORPORATED

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer") in connection with the offer by HSD Acquisition Corporation, a Maryland corporation (the "Purchaser") and an indirect wholly owned subsidiary of Security Capital Group Incorporated, a Maryland corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), including the associated preferred share purchase rights (the "Rights"), of Homestead Village Incorporated, a Maryland corporation, (other than Common Stock and Rights owned by Security Capital and its subsidiaries) at a purchase price of $4.10 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


                 Number of Shares to be Tendered: ____ Shares*

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                                  Sign Below

 Account Number: _______________   Signature(s) ______________________________

 Dated: ____________ , 2000

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                         PLEASE TYPE OR PRINT NAME(S)

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                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

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                        AREA CODE AND TELEPHONE NUMBERS

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             TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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 *Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.